SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



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                                    FORM 8-K



                             CURRENT REPORT PURSUANT
                            TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 August 19, 1999
                     Date of Report (Date of earliest event
                                   reported)

                             HEALTH-CHEM CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)



                1-6787                                   13-268201
        (Commission File Number)            (I.R.S. Employer Identification No.)


           460 Park Avenue
             Suite 1300
            New York, NY                                   10022
(Address of Principal Executive Offices)                (Zip Code)


                                  (212)751-5600
              (Registrant's telephone number, including area code)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     As of August 19, 1999, Aberdeen Road Company, a Pennsylvania corporation ("Aberdeen"), purchased substantially all of the assets (the "Assets") and assumed substantially all of the liabilities consisting of trade payables (the "Liabilities") of Herculite Products, Inc., a New York corporation and Hercon Environmental Corporation, a Delaware corporation (collectively the "Sellers"), which are second and third-tier subsidiaries, respectively, of Health-Chem Corporation (the "Company"), pursuant to an Asset Purchase Agreement dated as of July 20, 1999 (the "Agreement").

     Under the terms of the Agreement, on the Closing Date Aberdeen (a) assumed the Liabilities and (b) paid the purchase price (the "Purchase Price") of $14,214,000 in cash on the Closing Date, of which $550,000 was placed in escrow to secure the Sellers' and the Company's indemnification of Aberdeen as set forth in the Agreement. The Purchase Price was determined as a result of arm's-length negotiation between unrelated parties.

     Proceeds from the sale were used: 1) to repay in full the outstanding indebtedness of the Company and its subsidiaries to their senior secured lender, IBJ Whitehall Business Credit Corporation; 2) to make a $2 million distribution of principal to holders of the Company's 10.375% Convertible Subordinated Debentures (the "Debentures"); and 3) for expenses of the sale of the Assets and related expenses; and the balance is to be used for working capital purposes. The Debentures, in the approximate principal amount of $8 million plus accrued interest, became due at their maturity on April 15, 1999.

     After the Closing, Paul R. Moeller and Steven Bernstein, two directors and officers of the Company and certain of its subsidiaries, and Peter F. McKernan, an officer of certain of the Company's subsidiaries, resigned all of their positions with the Company and its subsidiaries and went into the full-time employ of Aberdeen.

     The terms of the sale are more fully described in the Asset Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 hereto.

     The sale of the Assets of the Sellers effects a divestiture of the Company's synthetic fabrics and environmental products operations.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS.

          (b)       Pro Forma Financial Information

          It is impractical to provide the required pro forma financial information at the time of the filing of this report. The required pro forma financial information will be filed by amendment to this Form 8-K no later than 60 days after September 3, 1999.

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

          (c)       Exhibits

          2.1 Asset Purchase Agreement dated as of July 20, 1999 by and among Herculite Products, Inc., Hercon Environmental Corporation and Aberdeen Road Company.

                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            HEALTH-CHEM CORPORATION

Date:  September 2, 1999                    By: /s/ Marvin M. Speiser
                                                -------------------------------
                                                    Marvin M. Speiser
                                                    President


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